DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]       Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ ]       Soliciting Materials under Rule 14a-12

BNY MELLON ADVANTAGE FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]        Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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October 24, 2025

Dear Shareholder,

As a shareholder of BNY Mellon Opportunistic Small Cap Fund (the “Fund”), you should have recently received communications via e-mail or in the mail in connection with the Special Meeting of Shareholders of the Fund to be held on December 9, 2025.

At the meeting, you will be asked to approve an Agreement and Plan of Reorganization to merge the Fund into BNY Mellon Small Cap Value Fund (the “Acquiring Fund”). After careful review, the Fund’s Board of Directors unanimously recommends you vote FOR the proposal.

How will the Proposal affect my investment?

➢	Similar investment objectives, strategies and policies: The Fund investment objective, strategies and policies are similar to those of the Acquiring Fund.
➢	Same advisers: BNY Mellon Investment Adviser, Inc. (“BNYIA”) and Newton Investment Management North America, LLC serve as the investment adviser and sub-investment adviser to the Fund and the Acquiring Fund.
➢	Potential Efficiencies: Management of BNYIA also believes that, by combining the Fund with the Acquiring Fund, shareholders of the Fund should benefit from more efficient portfolio management and certain operational efficiencies.

It is important that you and your fellow shareholders exercise your right to vote early. Please see voting instructions below:

Vote by Phone - call 1 (888) 708-9831 to speak with a proxy voting specialist. Representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
:	Vote by Internet - visit the internet address on the enclosed card and follow the instructions.
*	Vote by Mail - complete, sign and date the enclosed card and return it in the enclosed prepaid return envelope.

If you need assistance or have questions, please contact our proxy solicitor, Sodali & Co. Fund Solutions, at 1 (888) 708-9831.

If you have not yet voted, a representative may also call you to assist in voting.

Thank you for your prompt attention and your continued support.

Sincerely,

David DiPetrillo

President

BNY Mellon Advantage Funds, Inc.